Exhibit 99.1
News Release
FIS Reports Second Quarter 2017 Results

•	Raises full-year 2017 guidance

•	Announces share repurchase authorization of $4 billion

•	Diluted EPS from continuing operations was $0.40, and Adjusted EPS was $1.02

JACKSONVILLE Fla., August 2, 2017 - FIS™ (NYSE:FIS), a global leader in financial services technology, today reported that second quarter GAAP revenue increased 1.5 percent to $2,341 million from $2,305 million in the prior year quarter. Operating income increased to $359 million for the quarter, from $283 million in the prior year quarter, while operating income margin was 15.3 percent. Net earnings from continuing operations attributable to common stockholders was $132 million for the quarter, or $0.40 per diluted share, compared to $0.36 per diluted share in the prior year quarter.

For the second quarter, organic revenue increased 2.3 percent. Adjusted EBITDA increased to $746 million for the quarter, from $696 million in the prior year quarter, while adjusted EBITDA margin was 31.8 percent. Adjusted net earnings from continuing operations attributable to common stockholders was $342 million for the quarter, or $1.02 per diluted share, compared to $0.90 per diluted share in the prior year quarter.

“We are pleased with our year-to-date performance, enabling us to raise our EPS guidance today,” said Gary Norcross, FIS president and chief executive officer. “Our intense focus on executing our strategic plan continues to deliver benefits to our clients and ongoing value to our shareholders.”

Segment Information

•	Integrated Financial Solutions (IFS):

GAAP revenue increased 2.5 percent to $1,181 million from $1,152 million in the prior year quarter. Organic revenue increased 2.6 percent. Adjusted EBITDA increased to $469 million from $447 million in the prior year quarter, and adjusted EBITDA margin was 39.7 percent.

•	Global Financial Solutions (GFS):

GAAP revenue increased 2.7 percent to $1,076 million from $1,048 million in the prior year quarter. Organic revenue increased 3.9 percent. Adjusted EBITDA increased to $331 million from $287 million in the prior year quarter, and adjusted EBITDA margin was 30.8 percent.

•	Corporate / Other:

GAAP revenue declined 20.8 percent to $84 million compared to $105 million in the prior year quarter. Organic revenue decreased 17.8 percent. Adjusted EBITDA loss was $54 million and is inclusive of $75 million of corporate expenses.

Second quarter interest expense, net of interest income, was $87 million.

Balance Sheet and Cash Flow

As of June 30, 2017, cash and cash equivalents totaled $786 million and debt outstanding totaled $9.7 billion. Second quarter net cash provided by operating activities was $74 million and free cash flow was $275 million.

The Company paid dividends totaling $97 million in the second quarter.

Updating Full-Year 2017 Guidance

Due to the successful execution of the divestiture of our consulting businesses on July 31, 2017, recently announced financing activities, and year-to-date performance, the Company is updating full-year 2017 guidance as follows:

•	Consolidated GAAP revenue flat to down 1 percent;

◦	IFS GAAP revenue growth of 2 to 3 percent; and

◦	GFS GAAP revenue flat to down 1 percent

•	Consolidated organic revenue growth of 2 to 3 percent;

◦	IFS organic revenue growth of 3 to 4 percent; and

◦	GFS organic revenue growth of 4 to 5 percent

•	Adjusted EBITDA of $3,030 million to $3,075 million

•	Adjusted EPS of $4.22 to $4.32, an increase from previous guidance of $4.15 to $4.30

Today the company is announcing that its board of directors has approved a new $4 billion share repurchase authorization, effective through December 31, 2020. The company’s revised full-year 2017 adjusted EPS guidance does not anticipate any share repurchase impact.

FIS has not provided a reconciliation of the foregoing forward-looking guidance to the most comparable GAAP measures for Adjusted EBITDA or Adjusted EPS because such measures are not available at this time without unreasonable efforts. The significant impact of the SunGard acquisition, including among other things, the timing and amount of integration and severance costs, and the transition of systems, facilities and personnel, make it difficult to provide meaningful and comparable GAAP guidance.

Webcast

FIS will sponsor a live webcast of its earnings conference call with the investment community beginning at 8:30 a.m. (EDT) Wednesday, August 2, 2017. To access the webcast, go to the Investor Relations section of FIS’ homepage, www.fisglobal.com. A replay will be available after the conclusion of the live webcast.

Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, we have provided certain non-GAAP financial measures.
These non-GAAP measures include adjusted revenue, EBITDA, adjusted EBITDA, adjusted EBITDA margin, constant currency revenue, organic revenue growth, adjusted net earnings from continuing operations (including per share amounts), adjusted cash flow from operations and free cash flow. These non-GAAP measures may be used in this release and/or in the attached supplemental financial information.

We believe these non-GAAP measures help investors better understand the underlying fundamentals of our business. As further described below, the non-GAAP revenue and earnings measures presented eliminate items management believes are not indicative of FIS’s core operating performance. The “constant currency” and “organic revenue” measures adjust for the effects of exchange rate fluctuations, while organic revenue also adjusts for acquisitions and divestitures, giving investors further insight into our core performance. Finally, the non-GAAP cash flow measures provide further information about the ability of our business to generate cash. For these reasons, management also uses these non-GAAP measures in its assessment and management of FIS’ performance.
Adjusted revenue consists of reported revenue, increased to reverse the purchase accounting deferred revenue adjustment made upon the acquisition of SunGard. The deferred revenue adjustment represents revenue that would have been recognized in the normal course of business by SunGard under GAAP but was not recognized due to GAAP purchase accounting adjustments. The deferred revenue adjustment in purchase accounting was made entirely in the Corporate and Other segment; reported GAAP results for the IFS and GFS segments are not affected by this adjustment and, therefore, no adjusted revenue is presented for these segments.

EBITDA reflects earnings from continuing operations before interest, taxes, depreciation and amortization.

Adjusted EBITDA excludes certain costs and other transactions which management deems non-operational in nature, the removal of which improves comparability of operating results across reporting periods. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For this reason, Adjusted EBITDA, as it relates to our segments, is presented in conformity with Accounting Standards Codification 280, Segment Reporting, and is excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission's Regulation G and Item 10(e) of Regulation S-K.

Adjusted EBITDA margin reflects adjusted EBITDA divided by adjusted revenue.

Constant currency revenue represents (i) adjusted revenue in respect of the consolidated results and the corporate and other segment and (ii) reported revenue in respect of the IFS and GFS segments, in each case excluding the impact of fluctuations in foreign currency exchange rates in the current period.

Organic revenue growth is constant currency revenue, as defined above, for the current period compared to an adjusted revenue base for the prior period, which is further adjusted to exclude the impact of any acquisitions and divestitures by FIS during the applicable reporting period.

Adjusted net earnings from continuing operations excludes the impact of certain costs and other transactions which management deems non-operational in nature, the removal of which improves comparability of operating results across reporting periods. It also excludes the impact of acquisition-related purchase accounting amortization, which is recurring.

Adjusted net earnings per diluted share, or Adjusted EPS, reflects adjusted net earnings from continuing operations divided by weighted average diluted shares outstanding.

Adjusted cash flow from operations reflects GAAP cash flow from operations as adjusted for the net change in settlement assets and obligations, and excludes certain transactions that are closely associated with non-operating activities or are otherwise non-operational in nature and not indicative of future operating cash flows.

Free cash flow reflects adjusted cash flow from operations less capital expenditures. Free cash flow does not represent our residual cash flow available for discretionary expenditures, since we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from the measure.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. Further, FIS’ non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures, including footnotes describing the specific adjustments, are provided in the attached schedules and in the Investor Relations section of the FIS web site, www.fisglobal.com.

About FIS

FIS is a global leader in financial services technology, with a focus on retail and institutional banking, payments, asset and wealth management, risk and compliance, consulting, and outsourcing solutions. Through the depth and breadth of our solutions portfolio, global capabilities and domain expertise, FIS serves more than 20,000 clients in over 130 countries. Headquartered in Jacksonville, Fla., FIS employs more than 53,000 people worldwide and holds leadership positions in payment processing, financial software and banking solutions. Providing software, services and outsourcing of the technology that empowers the financial world, FIS is a Fortune 500 company and is a member of Standard & Poor’s 500® Index. For more information about FIS, visit www.fisglobal.com.

Follow FIS on Facebook (facebook.com/FIStoday) and Twitter (@FISGlobal).

Forward-Looking Statements

This news release and today’s webcast contain “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about anticipated financial outcomes, including any earnings guidance of the Company, business and market conditions, outlook, foreign currency exchange rates, expected dividends and share repurchases, the Company’s sales pipeline and anticipated profitability and growth, as well as other statements about our expectations, beliefs, intentions, or strategies regarding the future, are forward-looking statements. These statements relate to future events and our future results, and involve a number of risks and uncertainties. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Any statements that refer to beliefs, expectations, projections or other characterizations of future events or circumstances and other statements that are not historical facts are forward-looking statements.

Actual results, performance or achievement could differ materially from those contained in these forward-looking statements. The risks and uncertainties that forward-looking statements are subject to include, without limitation:

•	the risk that acquired businesses will not be integrated successfully, or that the integration will be more costly or more time-consuming and complex than anticipated;

•	the risk that cost savings and other synergies anticipated to be realized from acquisitions may not be fully realized or may take longer to realize than expected;

•	the risk of doing business internationally;

•
changes in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, changes in either or both the United States and international lending, capital and financial markets, and currency fluctuations;

•	the effect of legislative initiatives or proposals, statutory changes, governmental or other applicable regulations and/or changes in industry requirements, including privacy regulations;

•
the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in, or new laws or regulations affecting, the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;

•	changes in the growth rates of the markets for our solutions;

•	failures to adapt our solutions to changes in technology or in the marketplace;

•
internal or external security breaches of our systems, including those relating to unauthorized access, theft, corruption or loss of personal information and computer viruses and other malware affecting our software or platforms, and the reactions of customers, card associations, government regulators and others to any such events;

•
the risk that implementation of software (including software updates) for customers or at customer locations may result in the corruption or loss of data or customer information, interruption of business operations, exposure to liability claims or loss of customers;

•	the reaction of current and potential customers to communications from us or regulators regarding information security, risk management, internal audit or other matters;

•
competitive pressures on pricing related to the decreasing number of community banks in the U.S., the development of new disruptive technologies competing with one or more of our solutions, increasing presence of international competitors in the U.S. market and the entry into the market by global banks and global companies with respect to certain competitive solutions, each of which may have the impact of unbundling individual solutions from a comprehensive suite of solutions we provide to many of our customers;

•	the failure to innovate in order to keep up with new emerging technologies could impact our solutions including the ability to attract new, or retain existing, customers;

•	an operational or natural disaster at one of our major operations centers; and

•	other risks detailed under “Risk Factors” and other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and other filings with the SEC.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

For More Information

Ellyn Raftery, 904.438.6083	Peter Gunnlaugsson, 904.438.6603
Chief Marketing Officer	Senior Vice President
FIS Global Marketing and Corporate Communications	FIS Investor Relations
ellyn.raftery@fisglobal.com	pete.gunnlaugsson@fisglobal.com

Fidelity National Information Services, Inc.
Earnings Release Supplemental Financial Information
August 2, 2017

Exhibit A	Condensed Consolidated Statements of Earnings - Unaudited for the three and six months ended June 30, 2017 and 2016

Exhibit B	Condensed Consolidated Balance Sheets - Unaudited as of June 30, 2017 and December 31, 2016

Exhibit C	Condensed Consolidated Statements of Cash Flows - Unaudited for the six months ended June 30, 2017 and 2016

Exhibit D	Supplemental Non-GAAP Financial Information - Unaudited for the three and six months ended June 30, 2017 and 2016

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliation - Unaudited for the three and six months ended June 30, 2017 and 2016

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS — UNAUDITED
(In millions, except per share data)

Exhibit A

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016
Processing and services revenues	$2,341	$2,305	$4,596	$4,486
Cost of revenues	1,612	1,600	3,195	3,153
Gross profit	729	705	1,401	1,333
Selling, general and administrative expenses	370	422	783	866
Operating income	359	283	618	467
Other income (expense):
Interest expense, net	(91)	(93)	(183)	(186)
Other income (expense), net	4	(1)	60	(2)
Total other income (expense), net	(87)	(94)	(123)	(188)
Earnings from continuing operations before income taxes	272	189	495	279
Provision for income taxes	132	66	211	97
Earnings from continuing operations, net of tax	140	123	284	182
Earnings (loss) from discontinued operations, net of tax	—	1	—	1
Net earnings	140	124	284	183
Net earnings attributable to noncontrolling interest	(8)	(3)	(14)	(7)
Net earnings attributable to FIS common stockholders	$132	$121	$270	$176
Net earnings per share-basic from continuing operations attributable to FIS common stockholders	$0.40	$0.37	$0.82	$0.54
Net earnings (loss) per share-basic from discontinued operations attributable to FIS common stockholders	—	—	—	—
Net earnings per share-basic attributable to FIS common stockholders	$0.40	$0.37	$0.82	$0.54
Weighted average shares outstanding-basic	330	325	329	325
Net earnings per share-diluted from continuing operations attributable to FIS common stockholders	$0.40	$0.36	$0.81	$0.53
Net earnings (loss) per share-diluted from discontinued operations attributable to FIS common stockholders	—	—	—	—
Net earnings per share-diluted attributable to FIS common stockholders	$0.40	$0.37	$0.81	$0.54
Weighted average shares outstanding-diluted	334	329	334	328
Amounts attributable to FIS common stockholders:
Net earnings from continuing operations	$132	$120	$270	$175
Net earnings (loss) from discontinued operations	—	1	—	1
Net earnings attributable to FIS common stockholders	$132	$121	$270	$176

Amounts in table may not sum due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS — UNAUDITED
(In millions, except per share data)

		Exhibit B

	June 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$786	$683
Settlement deposits	433	520
Trade receivables, net	1,456	1,639
Settlement receivables	199	175
Other receivables	164	65
Prepaid expenses and other current assets	271	236
Deferred income taxes	—	101
Assets held for sale	753	863
Total current assets	4,062	4,282
Property and equipment, net	584	626
Goodwill	13,645	14,178
Intangible assets, net	4,250	4,664
Computer software, net	1,706	1,608
Deferred contract costs, net	329	310
Other noncurrent assets	394	363
Total assets	$24,970	$26,031

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$969	$1,146
Settlement payables	632	714
Deferred revenues	707	680
Current portion of long-term debt	297	332
Liabilities held for sale	124	279
Total current liabilities	2,729	3,151
Long-term debt, excluding current portion	9,415	10,146
Deferred income taxes	2,372	2,484
Deferred revenues	22	19
Other long-term liabilities	427	386
Total liabilities	14,965	16,186
Equity:
FIS stockholders’ equity:
Preferred stock $0.01 par value	—	—
Common stock $0.01 par value	4	4
Additional paid in capital	10,447	10,380
Retained earnings	3,377	3,299
Accumulated other comprehensive earnings (loss)	(385)	(331)
Treasury stock, at cost	(3,552)	(3,611)
Total FIS stockholders’ equity	9,891	9,741
Noncontrolling interest	114	104
Total equity	10,005	9,845
Total liabilities and equity	$24,970	$26,031

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(In millions)

		Exhibit C

	Six months ended June 30,
	2017	2016
Cash flows from operating activities:
Net earnings	$284	$183
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	685	584
Amortization of debt issue costs	17	9
Gain on sale of business	(88)	—
Stock-based compensation	61	68
Deferred income taxes	(132)	(82)
Excess income tax benefit from exercise of stock options	—	(19)
Other operating activities, net	—	(2)
Net changes in assets and liabilities, net of effects from acquisitions and foreign currency:
Trade receivables	45	118
Settlement activity	(19)	2
Prepaid expenses and other assets	(52)	(54)
Deferred contract costs	(70)	(61)
Deferred revenue	9	132
Accounts payable, accrued liabilities and other liabilities	(212)	(58)
Net cash provided by operating activities	528	820

Cash flows from investing activities:
Additions to property and equipment	(69)	(70)
Additions to computer software	(228)	(223)
Proceeds from sale of business	846	—
Other investing activities, net	(3)	(3)
Net cash provided by (used in) investing activities	546	(296)

Cash flows from financing activities:
Borrowings	3,698	2,727
Repayment of borrowings and capital lease obligations	(4,557)	(3,060)
Excess income tax benefit from exercise of stock options	—	19
Proceeds from exercise of stock options	109	68
Treasury stock activity	(43)	(26)
Dividends paid	(192)	(171)
Other financing activities, net	(5)	(18)
Net cash used in financing activities	(990)	(461)

Effect of foreign currency exchange rate changes on cash	19	20

Net increase in cash and cash equivalents	103	83
Cash and cash equivalents, at beginning of period	683	682
Cash and cash equivalents, at end of period	$786	$765

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

				Exhibit D

	Three months ended June 30, 2017
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Processing and services revenue	$1,181	$1,076	$84	$2,341
Non-GAAP adjustments:
Acquisition deferred revenue adjustment (1)	—	—	2	2
Adjusted processing and services revenue	$1,181	$1,076	$86	$2,343

	Six months ended June 30, 2017
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Processing and services revenue	$2,310	$2,095	$191	$4,596
Non-GAAP adjustments:
Acquisition deferred revenue adjustment (1)	—	—	5	5
Adjusted processing and services revenue	$2,310	$2,095	$196	$4,601

	Three months ended June 30, 2016
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Processing and services revenue	$1,152	$1,048	$105	$2,305
Non-GAAP adjustments:
Acquisition deferred revenue adjustment (1)	—	—	59	59
Adjusted processing and services revenue	1,152	1,048	164	2,364

	Six months ended June 30, 2016
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Processing and services revenue	$2,264	$2,038	$184	$4,486
Non-GAAP adjustments:
Acquisition deferred revenue adjustment (1)	—	—	140	140
Adjusted processing and services revenue	2,264	2,038	324	4,626

(1)	See note (3) to Exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP ORGANIC REVENUE GROWTH — UNAUDITED
(In millions)

						Exhibit D (continued)

	Three months ended June 30,
	2017			2016
			Constant
	Adjusted		Currency	Adjusted	In Year	Adjusted	Organic
	Revenue (1)	FX	Revenue	Revenue (1)	Adjustments (2)	Base	Growth (3)
Integrated Financial Solutions	$1,181	$1	$1,182	$1,152	$—	$1,152	2.6%
Global Financial Solutions	1,076	8	1,084	1,048	(4)	1,044	3.9%
Corporate and Other	86	—	86	164	(60)	104	(17.8)%
Total	$2,343	$9	$2,352	$2,364	$(64)	$2,300	2.3%

	Six months ended June 30,
	2017			2016
			Constant
	Adjusted		Currency	Adjusted	In Year	Adjusted	Organic
	Revenue (1)	FX	Revenue	Revenue (1)	Adjustments (2)	Base	Growth (3)
Integrated Financial Solutions	$2,310	$2	$2,312	$2,264	$—	$2,264	2.1%
Global Financial Solutions	2,095	8	2,103	2,038	(5)	2,033	3.5%
Corporate and Other	196	1	197	324	(100)	224	(12.0)%
Total	$4,601	$11	$4,612	$4,626	$(105)	$4,521	2.0%

(1)	See Note (3) to Exhibit E.

(2)	In year adjustments primarily include removing revenue from the PS&E divestiture, as well as removing revenue from other businesses divested by FIS.

(3)	Organic growth percentages are calculated utilizing more precise amounts than the rounding to millions included in the tables above.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP CASH FLOW MEASURES — UNAUDITED
(In millions)

Exhibit D (continued)

	Three months ended	Six months ended
	June 30, 2017	June 30, 2017
Net cash provided by operating activities	$74	$528
Non-GAAP adjustments:
Acquisition, integration and severance payments (2)	46	62
Tax payments on divestitures (3)	312	312
Debt financing activities (4)	2	13
Settlement activity	(17)	19
Adjusted cash flows from operations	417	934
Capital expenditures	(142)	(297)
Free cash flow	$275	$637

	Three months ended	Six months ended
	June 30, 2016	June 30, 2016
Net cash provided by operating activities	$435	$820
Non-GAAP adjustments:
Capco acquisition related payments (1)	—	20
Acquisition, integration and severance payments (2)	26	84
Settlement activity	(22)	(2)
Adjusted cash flows from operations	439	922
Capital expenditures	(148)	(293)
Free cash flow	$291	$629

Free cash flow reflects adjusted cash flow from operations less capital expenditures. Free cash flow does not represent our residual cash flow available for discretionary expenditures, since we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from the measure.

(1)
Adjusted cash flow from operations and free cash flow for the six months ended June 30, 2016 excludes payments for contingent purchase price and the New Hires and Promotions Incentive Plan associated with the 2010 acquisition of Capco. In accordance with the accounting guidance, contingent purchase price payments are included in financing activities on the Condensed Consolidated Statements of Cash Flows only to the extent they represent the original liability established at the acquisition date. Payments related to subsequent adjustments to the contingent purchase price are included in the net cash provided by operating activities.

(2)
Adjusted cash flow from operations and free cash flow for the three and six months ended June 30, 2017 and 2016 excludes cash payments for certain acquisition, integration and severance expenses, net of related tax impact. The related tax impact totaled $36 million and $14 million for the three months and $45 million and $42 million for the six months ended June 30, 2017 and 2016, respectively.

(3)
Adjusted cash flow from operations excludes the second quarter tax payment related to the gain on the sale of PS&E and other divestitures, which were recognized during the first and second quarters of 2017.

(4)
Adjusted cash flow from operations and free cash flow for the three months ended June 30, 2017 excludes cash payments of $2 million, net of related tax impact of $2 million for certain financing activities. Adjusted cash flow from operations and free cash flow for the six months ended June 30, 2017 is also adjusted for the $11 million one time bond premium payment, net of related tax impact of $7 million, on the redemption of our senior notes due March 2022.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

Exhibit E

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016

Net earnings from continuing operations attributable to FIS	$132	$120	$270	$175
Provision for income taxes	132	66	211	97
Interest expense, net	91	93	183	186
Other, net	4	4	(46)	9

Operating income, as reported	359	283	618	467
FIS depreciation and amortization from continuing operations, excluding purchase accounting amortization	163	144	320	283
FIS non-GAAP adjustments:
Purchase accounting amortization (1)	183	147	366	301
Acquisition, integration and severance (2)	39	63	119	142
Acquisition deferred revenue adjustment (3)	2	59	5	140
Adjusted EBITDA	$746	$696	$1,428	$1,333

(1)See note (1) to Exhibit E.
(2)See note (2) to Exhibit E.
(3)See note (3) to Exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

Exhibit E (continued)

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016

Earnings from continuing operations before income taxes	$272	$189	$495	$279
Provision for income taxes	132	66	211	97
Net earnings attributable to noncontrolling interest	(8)	(3)	(14)	(7)
Net earnings from continuing operations attributable to FIS	132	120	270	175
FIS non-GAAP adjustments:
Purchase accounting amortization (1)	183	147	366	301
Acquisition, integration and severance (2)	39	63	119	142
Acquisition deferred revenue adjustment (3)	2	59	5	140
Gain on sale of business (4)	(3)	—	(88)	—
Debt financing activities (5)	4	—	29	—
Provision for income taxes on non-GAAP adjustments	(15)	(94)	(73)	(204)
Total non-GAAP adjustments	210	175	358	379
Adjusted net earnings (loss) from continuing operations, net of tax	$342	$295	$628	$554

Net earnings per share - diluted from continuing operations attributable to FIS common stockholders	$0.40	$0.36	$0.81	$0.53
FIS non-GAAP adjustments:
Purchase accounting amortization (1)	0.55	0.45	1.10	0.92
Acquisition, integration and severance (2)	0.12	0.19	0.36	0.43
Acquisition deferred revenue adjustment (3)	0.01	0.18	0.01	0.43
Gain on sale of businesses (4)	(0.01)	—	(0.26)	—
Debt financing activities (5)	0.01	—	0.09	—
Provision for income taxes on non-GAAP adjustments	(0.04)	(0.29)	(0.22)	(0.62)
Adjusted net earnings (loss) per share - diluted from continuing operations attributable to FIS common stockholders	$1.02	$0.90	$1.88	$1.69

Weighted average shares outstanding-diluted	334	329	334	328

Amounts in table may not sum due to rounding.

(1)See note (1) to Exhibit E.
(2)See note (2) to Exhibit E.
(3)See note (3) to Exhibit E.
(4)See note (4) to Exhibit E.
(5)See note (5) to Exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

Notes to Unaudited - Supplemental GAAP to Non-GAAP Reconciliation for the three and six months ended June 30, 2017 and 2016.

The adjustments are as follows:

(1)
This item represents purchase price amortization expense on all intangible assets acquired through various Company acquisitions, including customer relationships, contract value, trademarks and tradenames, and non-compete agreements. Beginning with the November 2015 acquisition of SunGard, this column also includes the amortization associated with purchase price adjustments to technology assets acquired.

(2)	This item represents certain costs and other transactions which management deems non-operational primarily related to integration and severance activity from the SunGard acquisition.

(3)
This item represents the impact of the purchase accounting adjustment to reduce SunGard's deferred revenues to estimated fair value, determined as fulfillment cost plus a normal profit margin. The deferred revenue adjustment represents revenue that would have been recognized in the normal course of business by SunGard under GAAP if the acquisition had not occurred, but was not recognized due to GAAP purchase accounting requirements.

(4)	This item represents the pre-tax gain on the sale of the Public Sector and Education ("PS&E") businesses and other divestitures.

(5)
This item represents the write-off of certain previously capitalized debt issuance costs, the payment of an $18 million bond premium associated with the early redemption of our senior notes due March 2022 during March 2017 and other costs related to debt refinancing.